Exhibit 99.1

Avid Receives Anticipated NASDAQ Delist Letter
Shares will continue to trade on OTC Markets - OTC Pink Tier; Company targets mid-2014 for completion of the restatement process

BURLINGTON, MA- February 24, 2014-Avid® (NASDAQ: AVID) announced that as expected, it received a notification letter from NASDAQ on February 21, 2014 indicating that the NASDAQ Listing Qualifications Hearings Panel had determined to delist the shares of the Company from The NASDAQ Stock Market and, accordingly, suspend trading in the Company’s shares effective at the open of business on Tuesday, February 25, 2014.

Following the suspension of trading of the Company’s common stock on NASDAQ, the Company’s common shares will begin trading on the OTC Markets - OTC Pink Tier under the trading symbol AVID. For quotes or additional information on OTC Markets and the OTC Pink Tier, please visit www.otcmarkets.com.

The Company intends to complete the restatement and regain compliance with its SEC filing requirements as soon as practicable. The Company is targeting mid 2014 for completion of the restatement. In connection with becoming current in its SEC filing requirements, the Company intends to apply for prompt relisting on the NASDAQ Stock Market as early as possible after regaining compliance with the listing requirements.

Forward-Looking Statements.
The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about Avid's anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the Company’s current progress and timing objectives regarding completion of its accounting restatement and becoming current in its required filings with the SEC; the Company's future strategy and business plans; the Company’s objective to obtain prompt relisting on the NASDAQ Stock Market and to have its shares of common stock trade on that market following completion of the restatement and compliance with applicable listing requirements. These forward-looking statements are based on current expectations as of the date of this filing and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the following: the effect on the Company’s sales, operations and financial performance resulting from: delays in Avid's completion of its financial statements and the filing of its periodic reports; the delisting of its stock from the NASDAQ stock market and the Company’s ability to have its shares relisted on the NASDAQ stock market; the previously disclosed ongoing SEC and Department of Justice inquiries; pending litigation and possibility of further legal proceedings adverse to the Company resulting from the restatement or related matter; the costs associated with the restatement and the SEC and DOJ inquiries; the identified material weakness in Avid's internal controls; recent changes in Avid's management; recent changes in Avid’s external accountants; Avid's ability to execute its strategic plan and meet customer needs; its ability to produce innovative products in response to changing market demand, particularly in the media industry; competitive factors; history of losses; fluctuations in its revenue, based on, among other things, Avid's performance in particular geographies or markets, fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; and Avid's liquidity. Moreover, the business may be adversely affected by future legislative, regulatory or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. These and other factors that could adversely affect Avid's business and prospects are described in the filings made by the Company with the SEC. Avid expressly disclaims any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About Avid
Through Avid Everywhere, Avid® delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption for the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, music recordings, and television shows, to live concerts and news broadcasts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Twitter, YouTube, LinkedIn, Google+; or subscribe to Avid Blogs.
© 2014 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

Media Contact                Investor Contact
Lisa Kilborn                    Tom Fitzsimmons
Avid                        Avid
978.640.3230                    978.640.3346
lisa.kilborn@avid.com                tom.fitzsimmons@avid.com